                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                AUGUST 23, 1996
                                (Date of report)



                                  ULTRAK, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                     0-9463                    75-2626358
(State or other jurisdiction of      (Commission             (I.R.S. employer
incorporation or organization)       file number)            identification no.)



                        1220 CHAMPION CIRCLE, SUITE 100,
                            CARROLLTON, TEXAS 75006
                    (Address of principal executive offices)

                                 (214) 280-9675
              (Registrant's telephone number, including area code)

                         ULTRAK, INC. AND SUBSIDIARIES


ITEM 2:  ACQUISITION OF ASSETS

On August 7, 1996, the Company acquired 75% of the stock from the founders and current management of Maxpro Systems Pty, Ltd. (Maxpro), a Perth, Australia based privately held company, for approximately US$8.2 million in cash. Additional consideration in the form of Ultrak restricted stock can be earned by the founders if certain pretax net income levels are attained over a two year period beginning July 1, 1996.

The selling shareholders of Maxpro are Christopher Paul Davies, Kim Robert Rhodes, Scott Anthony Rhodes and Rhodes Davies & Associates Pty. Ltd.

Maxpro is a manufacturer of a computer controlled matrix video switching system that is coupled to a computer controlled alarm input and output network used primarily in casinos, airports, mines, nuclear power plants, prisons and other large closed circuit television applications. The transaction will be accounted for as a purchase and the operations of Maxpro will be included in the Company's consolidated statement of income since the date of acquisition. Goodwill is expected to be amortized over 25 years using the straight line method.

                         ULTRAK, INC. AND SUBSIDIARIES


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired

The financial statements of Maxpro Systems Pty Ltd. as of and for the years ended June 30, 1996 and 1995 are attached.

(b)  Pro forma financial information

The following unaudited pro forma condensed balance sheets and statements of income assume the acquisition of Maxpro occurred on June 30, 1996 and January 1, 1995, respectively. The unaudited pro forma condensed combined balance sheets combine Ultrak's June 30, 1996 consolidated balance sheet with Maxpro's June 30, 1996 balance sheet. The unaudited pro forma condensed combined statements of income combine Ultrak's consolidated statement of income for the fiscal year ended December 31, 1995 with the corresponding Maxpro statement of income for the twelve months ended December 31, 1995 and Ultrak's consolidated statement of income for the six months ended June 30, 1996 with Maxpro's statement of income for the six months ended June 30, 1996. All financial statements of Maxpro were converted from Australian dollars (Aus D) to US dollars (USD) using the exchange rate as of June 30, 1996 (.7976 to 1.00).

The unaudited pro forma combined statements of income are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the business combination had been consummated as of January 1, 1995, nor are they necessarily indicative of future operating results.

These unaudited pro forma combined financials statements should be read in conjunction with the historical financial statements and the related notes thereto.

(c)  Exhibits

Exhibit 10.1 Stock Purchase Agreement dated August 7, 1996 among Chris Davies, Kim Rhodes, Scott Rhodes, Rhodes Davies & Associates Pty Ltd. and Ultrak, Inc.

Exhibit 10.2 Shareholders Deed dated August 7, 1996 between Bajada & Associates Pty Ltd. and Ultrak, Inc.

Exhibit 10.3 Consultancy Agreement dated August 7, 1996 between Rhodes Davies & Associates Pty Ltd., Maxpro Systems Pty Ltd. and Ultrak, Inc.

                           ULTRAK AND MAXPRO
                     UNAUDITED PRO FORMA CONDENSED                USD           AUS D          USD                          USD
                        COMBINED BALANCE SHEETS                  ULTRAK         MAXPRO        MAXPRO         PRO FORMA   PRO FORMA
                          AS OF JUNE 30, 1996                   JUNE 30,       JUNE 30,      JUNE 30,        ADJUSTMENTS  COMBINED
                                 ASSETS                          1996           1996          1996
                                                           ---------------    -----------------------------------------------------
Current Assets:
    Cash and Short term Investments                        $    16,627,364      1,470,114     1,172,563  (1) (8,200,000)  9,599,927
    Trade Acounts Receivable, net                               17,376,018        335,948       267,952                  17,643,970
    Notes Receivable                                               288,234              0             0                     288,234
    Inventories, net                                            23,211,343      1,057,475       843,442                  24,054,785
    Advances for Inventory Purchases                             5,737,261              0             0                   5,737,261
    Prepaid Expenses and Other Current Assets                      689,480         20,242        16,145                     705,625
    Deferred Income Taxes                                          875,292              0             0                     875,292
                                                           ---------------      ---------------------------------------------------
        Total Current Assets                                    64,804,992      2,883,779     2,300,102      (8,200,000) 58,905,094
                                                           ---------------      ---------------------------------------------------
Property, Plant and Equipment, net                               4,122,825        226,364       180,548                   4,303,373

Goodwill, net                                                    2,854,462              0             0  (2)  6,905,510   9,759,972

Notes Receivable, Noncurrent                                       875,000              0             0                     875,000

Other Assets                                                       382,511         47,469        37,861                     420,372
                                                           ---------------      ---------------------------------------------------

        Total Assets                                       $    73,039,790      3,157,612     2,518,511      (1,294,490) 74,263,811
                                                           ===============      ===================================================

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts Payable-Trade                                 $     5,829,329        563,232       449,234                   6,278,563
    Current Portion of Long-Term Debt                               23,841              0             0                      23,841
    Notes Payable                                                  806,303              0             0                     806,303
    Accrued Expenses                                             1,455,973         55,800        44,506                   1,500,479
    Federal and State Income Taxes Payable                         419,499        367,317       292,972                     712,471
    Other Current Liabilities                                      857,750          7,287         5,812                     863,562
                                                           ---------------      ---------------------------------------------------
        Total Current Liabilities                                9,392,695        993,636       792,524               0  10,185,219
                                                           ---------------      ---------------------------------------------------

Minority Interest                                                        0              0             0  (3)    431,497     431,497

Stockholders' Equity:
    Preferred Stock                                                976,755              0                                   976,755
    Common Stock                                                   103,263              6             5  (3)         (5)    103,263
    Additional Paid-in Capital                                  56,139,009        900,029       717,863  (3)   (717,863) 56,139,009
    Less: Treasury Stock                                          (246,068)             0             0  (3)          0    (246,068)
    Retained Earnings                                            6,674,136      1,263,941     1,008,119  (3) (1,008,119)  6,674,136
                                                           ---------------      ---------------------------------------------------
        Total Stockholders' Equity                              63,647,095      2,163,976     1,725,987      (1,725,987) 63,647,095
                                                           ---------------      ---------------------------------------------------

        Total Liabilities and Stockholders' Equity         $    73,039,790      3,157,612     2,518,511      (1,294,490) 74,263,811
                                                           ===============      ===================================================

Notes to Unaudited Pro Forma Condensed Balance Sheets:
- ----------------------------------------------------------------
(1).  To reflect consideration given of $8.2 million.
(2).  To reflect the excess of cost over identifiable assets less liabilities.
(3). To eliminate the capital accounts of Maxpro and to record minority interest.

                                       ULTRAK AND MAXPRO
                            UNAUDITED PRO FORMA CONDENSED COMBINED
                                     STATEMENTS OF INCOME
                               FOR THE SIX MONTHS ENDED 6/30/96        FOR THE SIX MONTHS ENDED
                                                                   --------------------------------
                                                                       USD         AUSD       USD                        USD
                                                                      ULTRAK      MAXPRO     MAXPRO      PRO FORMA    PRO FORMa
                                                                     JUNE 30,    JUNE 30,   JUNE 30,    ADJUSTMENTS   COMBINED
                                                                       1996        1996      1996
                                                                   -------------------------------------------------------------
Net Sales                                                          $61,440,469   3,444,458 2,747,300                  64,187,769

Cost of Products Sold                                               43,887,601   1,829,604 1,459,292                  45,346,893

Gross Margin                                                        17,552,868   1,614,854 1,288,008              0   18,840,876

Operating Expenses:
     Selling and Admininstrative                                     8,682,525   2,000,999 1,595,997 (1)    138,000   10,416,522
     Operations and Research                                         3,611,459           0         0                   3,611,459
                                                                   -------------------------------------------------------------
                                                                    12,293,984   2,000,999 1,595,997        138,000   14,027,981
                                                                   -------------------------------------------------------------
Operating Income                                                     5,258,884    (386,145) (307,989)      (138,000)   4,812,895
                                                                   -------------------------------------------------------------

Other (Income) Expense:
    Interest Expense                                                   886,803       7,672     6,119              0      892,922
    Interest Income                                                     50,276    (141,526) (112,881)             0      (62,605)
    Minority Interest                                                        0           0         0 (2)    (50,832)     (50,832)
                                                                   -------------------------------------------------------------
                                                                       937,079    (133,854) (106,762)       (50,832)     779,485
                                                                   -------------------------------------------------------------
Income (Loss) before Income Taxes                                    4,321,805    (252,291) (201,227)       (87,168)   4,033,410

Income Taxes                                                         1,516,774     (48,962)  (39,052)             0    1,477,722
                                                                   -------------------------------------------------------------

Net Income (Loss)                                                  $ 2,805,031    (203,329) (162,175)       (87,168)   2,555,688
                                                                   =============================================================

Earnings (Loss) per Common Share                                   $      0.33                                             $0.28
                                                                   =============================================================
Shares Used in Computation                                           8,247,774                       (3)    538,411    8,786,185
                                                                   =============================================================

Notes to Unaudited Pro Forma Condensed Combined Statements of Income:
- -----------------------------------------------------------------------------
(1).   To reflect goodwill amortization over 25 years.
(2).   To reflect minority interest.
(3). To reflect on a proforma basis the number of shares that would have been issued to raise $8.2 million at the secondary offering price of $16.375 less expenses of 7%.

                               ULTRAK AND MAXPRO
                    UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENTS OF INCOME
                     FOR THE TWELVE MONTHS ENDED 12/31/95      FOR THE TWELVE MONTHS ENDED
                                                           ------------------------------------
                                                                USD         AUSD        USD                          USD
                                                               ULTRAK      MAXPRO      MAXPRO         PRO FORMA    PRO FORMA
                                                            DECEMBER 31, DECEMBER 31, DECEMBER 31,   ADJUSTMENTS    COMBINED
                                                                1995        1995        1995
                                                           -----------------------------------------------------------------
Net Sales                                                  $101,232,305  11,099,285   8,852,790                  110,085,095

Cost of Products Sold                                        76,319,278   5,559,470   4,434,233                   80,753,511
                                                           -----------------------------------------------------------------

Gross Margin                                                 24,913,027   5,539,815   4,418,556               0   29,331,583

Operating Expenses:
     Selling and Admininstrative                             13,254,921   3,118,336   2,487,185 (1)     276,000   16,018,106
     Operations and Research                                  5,542,529           0           0                    5,542,529
                                                           -----------------------------------------------------------------
                                                             18,797,450   3,118,336   2,487,185         276,000   21,560,635
                                                           -----------------------------------------------------------------
Operating Income                                              6,115,577   2,421,479   1,931,372        (276,000)   7,770,949
                                                           -----------------------------------------------------------------
Other (Income) Expense:
    Interest Expense                                          1,840,489           0           0               0    1,840,489
    Interest Income                                              40,502     (45,441)    (36,244)              0        4,258
    Minority Interest                                                 0           0           0 (2)     348,092      348,092
                                                           -----------------------------------------------------------------
                                                              1,880,991     (45,441)    (36,244)        348,092    2,192,840
                                                           -----------------------------------------------------------------
Income (Loss) before Income Taxes                             4,234,586   2,466,920   1,967,615        (624,092)   5,578,109
                                                           -----------------------------------------------------------------

Income Taxes                                                  1,539,529     721,221     575,246               0    2,114,775
                                                           -----------------------------------------------------------------

Net Income (Loss)                                          $  2,695,057   1,745,699   1,392,370        (624,092)   3,463,334
                                                           =================================================================

Earnings (Loss) per Common Share                           $       0.36                                         $       0.44
                                                           =================================================================
Shares Used in Computation                                    7,147,904                         (3)     538,411    7,686,315
                                                           =================================================================

                                        .
Notes to Unaudited Pro Forma Condensed Combined Statements of Income:
(1).   To reflect goodwill amortization over 25 years.
(2).   To reflect minority interest.
(3). To reflect on a proforma basis the number of shares that would have been issued to raise $8.2 million at the secondary offering price of $16.375 less expenses of 7%.

                             MAXPRO SYSTEMS PTY LTD
                                ACN 009 081 467
                              FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 1996

                             MAXPRO SYSTEMS PTY LTD
                                DIRECTORS REPORT
                        FOR THE YEAR ENDED 30 JUNE 1996

The directors present the accounts of this company for the year ended 30 June 1996 and in accordance with Section 304(l) of the Corporations Law report as follows:-

DIRECTORS
The name of the Directors in office at the date of this report:
          Christopher Paul Davies
          Selwyn John Bajada
          Kim Robert Rhodes
          Scott Anthony Rhodes

ACTIVITIES
The principal activity of the company during the course of the financial year was the design, manufacture and installation of video surveillance systems.

OPERATING RESULTS
The profit of the company for the financial year after providing for income tax of $274,405 amounted to $943,154 (1995: $320,037).

DIVIDENDS
The Directors do not recommend the payment of a dividend and no dividends have been declared or paid since the end of the previous financial year.

MATTERS SUBSEQUENT TO THE END OF THE FINANCIAL YEAR
At the date of this report no other matter or circumstance which has arisen since 30 June 1996 that has significantly affected or may significantly affect:
a) the operations, in financial years subsequent to 30 June 1996 of the company
b)   the results of those operations
c) the state of affairs, in financial years subsequent to 30 June 1996 of the company

DIRECTORS' BENEFITS
Since the end of the previous financial year, no Director of the company has received or become entitled to receive any benefit by reason of a contract made by the company or a related body corporate with a Director or a firm of which a Director is a member other than as set out in Note 18 to the financial statements.

SIGNED at PERTH this 7th day of August 1996

In accordance with the Resolution of the Directors


/s/ CHRISTOPHER PAUL DAVIES
- --------------------------------
Christopher Paul Davies


/s/ KIM ROBERT RHODES
- --------------------------------
Kim Robert Rhodes

                           MAXPRO SYSTEMS PTY LTD
                           PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 30 JUNE 1996

                                 Note        1996          1995

                                              $              $
OPERATING PROFIT BEFORE
INCOME TAX                         2       1,217,559      306,036
Income tax attributable to
opertaing profit                   4         274,405      (14,001)
                                           ---------      -------
OPERATING PROFIT AFTER
INCOME TAX                                   943,154      320,037
RETAINED PROFITS AT THE
BEGINNING OF THE
FINANCIAL YEAR                               320,787          750
                                           ---------      -------
TOTAL AVAILABLE FOR
APPROPRIATION                              1,263,941      320,787
Dividends provided for or paid                    -            -
                                           ---------      -------
RETAINED PROFITS AT THE
END OF THE FINANCIAL
YEAR                                       1,263,941      320,787
                                           =========      =======


                      The accompanying notes form part of
                           these financial statements

                             MAXPRO SYSTEMS PTY LTD

                                 BALANCE SHEET
                               AS AT 30 JUNE 1996

                                 Note         1996         1995

                                               $            $
CURRENT ASSETS
Cash                                       1,470,114      508,513
Receivables                        5         335,948      874,390
Inventories                        6       1,057,475      805,025
Other                              7          20,242        3,994
                                           ---------    ---------
TOTAL CURRENT ASSETS                       2,883,779    2,191,922
                                           ---------    ---------

NON CURRENT ASSETS
Plant and equipment                8         226,364      169,144
Other                              9          47,469       14,001
                                           ---------    ---------
TOTAL NON CURRENT
ASSETS                                       273,833      183,145
                                           ---------    ---------

TOTAL ASSETS                               3,157,612    2,375,067
                                           ---------    ---------

CURRENT LIABILITIES
Creditors and borrowings           10        563,232      841,636
Other                              12         55,800      283,046
Provisions                         13        367,317       29,563
                                           ---------    ---------
TOTAL CURRENT
LIABILITIES                                  986,349    1,154,245
                                           ---------    ---------

NON CURRENT LIABILITIES
Other                              14          7,287          -
                                           ---------    ---------
TOTAL NON CURRENT
LIABILITIES                                    7,287          -
                                           ---------    ---------

TOTAL LIABILITIES                            993,636    1,154,245
                                           ---------    ---------
NET ASSETS                                 2,163,976    1,220,822
                                           =========    =========

SHAREHOLDERS' EQUITY
Share capital                      16              6            6
Reserves                           15        900,029      900,029
Retained earnings                          1,263,941      320,787
                                           ---------    ---------
TOTAL SHAREHOLDERS'
EQUITY                                     2,163,976    1,220,822
                                           =========    =========

                        The accompanying notes form part
                         of these financial statements

                             MAXPRO SYSTEMS PTY LTD
                            STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                  Note       1996         1995

                                               $            $
CASH FLOWS FROM
OPERATING ACTIVITIES
Cash receipts in the course of
operations                                10,124,757    4,316,767
Cash payments in the course of
operations                                (9,026,253)  (4,833,987)
Interest received                             49,765       16,542
Interest paid                                   (331)        (584)
                                          ----------   ----------
NET CASH OUTFLOWS FROM
OPERATING ACTIVITIES             19(b)     1,147,938     (501,262)
                                          ----------   ----------

CASH FLOWS FROM
INVESTING ACTIVITIES
Payments for plant and equipment            (122,301)    (203,250)
Proceeds from sale of plant and
equipment                                        -          5,500
                                          ----------   ----------
NET CASH OUTFLOWS FROM
INVESTING ACTIVITIES                        (122,301)    (197,750)
                                          ----------   ----------

CASH FLOWS FROM
FINANCING ACTIVITIES
Proceeds from issue of shares                    -        900,030
                                          ----------   ----------
NET CASH INFLOWS FROM
FINANCING ACTIVITIES                             -        900,030
                                          ----------   ----------
NET INCREASE IN CASH
HELD                                       1,025,637      201,018
CASH AT BEGINNING OF
PERIOD                                       201,023            5
                                          ----------   ----------

CASH AT END OF PERIOD            19(a)     1,226,660      201,023
                                          ==========   ==========

                      The accompanying notes form part of
                           these financial statements

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

NOTE I        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

The significant policies which have been adopted in the preparation of these financial statements are:

a)   BASIS OF PREPARATION

     The financial statements of the company have been drawn up in accordance with applicable Accounting Standards, the Corporations Law and Schedule 5 to the Regulations and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views). They have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets.

     The accounting policies have been consistently applied and, except where there is a change in accounting policy, are consistent with those of the previous year.

b)   INCOME TAX

     Tax effect accounting procedures are applied whereby income tax is regarded as an expense and is matched with the accounting profit after allowing for permanent differences between taxable and accounting income. Income tax on net cumulative timing differences is set aside to deferred income tax and future income tax benefit accounts at current rates. Timing differences arise when the period in which items included in determining accounting profit differ from the periods in which they are included in determining taxable income.

     The future income tax benefit relating to timing differences is carried forward as an asset if there is assurance beyond reasonable doubt of it being realised. The future income tax benefit relating to tax losses are only brought to account when their realisation is virtually certain.

c)   FIXED ASSETS

     Fixed asset are recorded at cost. All fixed assets are depreciated over their estimated useful lives commencing from the time the asset is held ready for use.

     The gain or loss on disposal of all fixed assets, is determined as the difference between the carrying amount of the asset at the time of

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

     disposal and the proceeds of disposal, and is included in the results of the company in the year of disposal.

d)   INVENTORIES

     Inventories are valued at the lower of cost and net realisable value.

     Cost is based on the first-in first-out principle and includes expenditure incurred in acquiring the inventories and bringing them to their existing condition and location. In the case of manufactured inventories and work-in-progress, cost includes an appropriate share of both variable and fixed costs. Fixed costs have been allocated on the basis of normal operating capacity.

     Net Realisable Value

     Net realisable value is determined on the basis of normal selling patterns. Expenses of marketing, selling and distribution to customers are estimated and are deducted to establish net realisable value.

e)   EMPLOYEE ENTITLEMENTS

     The provision for employees' entitlements to wages, salaries, annual leave and sick leave represents the amount that the company has a present obligation to pay resulting from employees' services provided up to balance date. The provision has been calculated at nominal amounts based on current wage and salary rates and includes related on-costs.

f)   NON CURRENT ASSETS

     The carrying amounts of all non-current assets are reviewed to determine whether they are in excess of their recoverable amount at balance date. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower amount. In assessing recoverable amounts the relevant cash flows have not been discounted to their present value.

g)   RESEARCH AND DEVELOPMENT COSTS

     Research and development expenditure is expensed as incurred except to the extent that its recoverability is assured beyond any reasonable doubt, in which case it is deferred and amortised over the shorter of the period in which the related benefits are expected to be realised or five

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

     years. All deferred research and development expenditure is reviewed annually to determine any amounts that are no longer recoverable. All such amounts are written off.

h)   TRANSLATION OF CONTROLLED FOREIGN ENTITIES

     The financial statements of overseas controlled entities that are integrated foreign operations are translated using the temporal method. Monetary assets and liabilities are translated into Australian currency at rates of exchange current at balance date, while non-monetary items and revenue and expense items are translated at exchange rates current when the transactions occurred. Exchange differences arising on translation are brought to account in the profit and loss account.

i)   DOUBTFUL DEBTS AND CREDIT RETURNS

     The collectability of debts is assessed at year end and specific provision is made for any doubtful accounts and goods to be returned for credit.

j)   WARRANTIES

     Provision is made for the estimated liability on all products still under warranty and includes any claims already received. The estimate is based on the experience of warranty costs incurred over previous years.

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                               1996             1995

                                                 $                $
NOTE 2       OPERATING PROFIT

(A) OPERATING REVENUE AND
    EXPENSES

    Operating profit has been arrived
    at after including:

    OPERATING REVENUE

    Sales revenue                            9,749,867        4,917,512
    Other revenue
      Interest                                  49,765           16,542
      Government grants                        120,113            7,363
      Gross proceeds from
      the sale of non-current
      assets                                       -              5,500
                                             ---------        ---------
    TOTAL OPERATING
    REVENUE                                  9,919,745        4,946,917
                                             =========        =========
    OPERATING EXPENSES

    Interest paid to other
    persons                                        331              584
    Demonstration equipment                        -             11,320
    Depreciation of plant and
    equipment                                   65,081           33,106
    Lease rental expense                       118,336           49,635
    Amounts set aside to
    provision for:
    - Employee entitlements                     32,552           29,563
    - Doubtful debts/credit
      returns                                   61,741              -
    - Warranties                                 8,000              -
    Research and development
    costs written off                          976,637          713,243
    Foreign exchange
    transaction loss                             7,672              -

(B) SALE OF NON-CURRENT ASSETS

    Profit on sales of property, plant
    and equipment                                  -              4,500


                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                                1996                  1995
                                                 $                      $
NOTE 3        AUDITOR'S REMUNERATION


    Amounts received or due and
    receivable by the Auditors of the
    company for:

    Auditing the financial
    statements                                  8,000                    8,000
                                              =======                  =======

NOTE 4       INCOME TAX

    Prima facie tax expense on operating profit is reconciled to the income tax provided in accounts as follows:

a)  INCOME TAX EXPENSE
    Prima facie tax expense on operating
    profit at 36% (1995: 33%)                 438,321                  100,991

    Less tax effect of:

    Research and Development at 150%          175,795                  117,685
    Other non allowable items                 (13,151)                  (2,693)
    Restatement of deferred tax balance
    due to change in income tax rate            1,272                      -
                                              -------                  -------
    Income tax expense                        274,405                  (14,001)
                                              =======                  =======

    Income tax expense comprises:
    Current income tax provision              300,586                      -
    Future income tax benefit                 (33,468)                 (14,001)
    Deferred income tax provision               7,287                      -
                                              -------                  -------
    Income tax expense                        274,405                  (14,001)
                                              =======                  =======

b)  PROVISION FOR CURRENT INCOME TAX
    Balance at beginning of year                  -                        -
    Income tax paid/withheld                   (3,384)                     -
    Current income tax on operating
    profit                                    300,586                      -
                                              -------                  -------
    Balance at end of year                    297,202                      -
                                              =======                  =======

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                           1996                     1995
                                             $                        $
c)  FUTURE INCOME TAX BENEFIT
    Provision for doubtful debt/credit
    returns                                22,227                       -
    Provision for warranties                2,880                       -
    Provision for employee entitlements    22,362                    9,756
    Provision for tax benefits                 -                     4,245
                                        ---------                  -------
                                           47,469                   14,001
                                        =========                  =======

d)  PROVISION FOR DEFERRED INCOME TAX
    Expenditure deductible for tax but
    deferred for accounting purposes        7,287                       -
                                        =========                  =======

NOTE 5      RECEIVABLES

    Trade debtors                         387,231                  869,254
    Less: Provision for doubtful
    debts/credit returns                   61,741                       -
                                        ---------                  -------
                                          325,490                  869,254
    Other debtors                          10,458                    5,136
                                        ---------                  -------
    TOTAL RECEIVABLES                     335,948                  874,390
                                        =========                  =======

NOTE 6     INVENTORIES

    Raw materials                         379,343                  381,160
    Work in progress                      162,223                  295,058
    Finished goods                        515,909                  128,807
                                        ---------                  -------

    TOTAL INVENTORIES                   1,057,475                  805,025
                                        =========                  =======

NOTE 7    OTHER CURRENT ASSETS

    Prepayments                            20,242                    3,994
                                        =========                  =======

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                         1996                     1995
                                           $                        $
NOTE 8     PLANT AND EQUIPMENT

  Plant and equipment at cost           292,776                170,475
  Accumulated depreciation              (82,583)               (26,147)
                                        -------                -------
                                        210,193                144,328
                                        -------                -------
  Leasehold improvements at cost         31,775                 31,775
  Accumulated depreciation              (15,604)               (6,959)
                                        -------                -------
                                         16,171                 24,816
                                        -------                -------
  Total plant and equipment             324,551                202,250
  Total accumulated depreciation        (98,187)               (33,106)
                                        -------                -------

  TOTAL PLANT AND EQUIPMENT             226,364                169,144
                                        =======                =======

NOTE 9     NON-CURRENT ASSETS - OTHER

  Future income tax benefit              47,469                 14,001
                                        =======                =======

NOTE 10    CREDITORS AND BORROWINGS
           CURRENT

  Bank overdraft                        243,457                307,490
  Trade creditors and accruals          319,778                534,146
                                        -------                -------

  TOTAL CREDITORS AND BORROWINGS        563,232                841,636
                                        =======                =======

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                            1996                1995

                                              $                   $
NOTE 11     FINANCING ARRANGEMENTS

  The company has access to the
  following lines of credit

  Total facilities available:
  Bank overdraft                                -              200,000
                                           =======             =======

  Facilities utilised at balance date:
  Bank overdraft                                -              200,000
                                           =======             =======

  Facilities over utilised at balance
  date:
  Bank overdraft                           243,457             107,490
                                           =======             =======

NOTE 12     OTHER CURRENT LIABILITIES

  Income in advance                         55,800             283,046
                                           =======             =======

NOTE 13     PROVISIONS - CURRENT

  Employee entitlements                     62,115              29,563
  Warranties                                 8,000                  -
  Income tax                               297,202                  -
                                           -------             -------

  TOTAL PROVISIONS - CURRENT               367,317              29,563
                                           =======             =======

NOTE 14     NON CURRENT LIABILITIES

  Provision for deferred income tax          7,287                  -
                                           =======             =======

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                            1996                1995

                                             $                    $
NOTE 15     RESERVES

  Share premium                            900,029             900,029
                                           =======             =======

  MOVEMENTS DURING THE YEAR

  Balance at beginning of year             900,029                  -
  Add: Premium on ordinary shares
  issued during the period                      -              900,029
                                           -------             -------
  Balance at end of year                   900,029             900,029
                                           =======             =======

NOTE 16     SHARE CAPITAL

  Authorised Capital
  10,000,000 ordinary shares of $0.01
  ea.                                      100,000             100,000
                                           =======             =======

  Issued and Paid-up Capital
  595 ordinary shares of $0.01 ea.               6                   6
                                           -------             -------

                                                 6                   6
                                           =======             =======

NOTE 17     COMMITMENTS

  OPERATING LEASE COMMITMENTS
  Future operating lease rentals not
  provided in the financial statements
  and payable:
  Not later than one year                   10,225                  -
  Later than one year but not later than
  two years                                 10,225                  -
  Later than two years but not later than
  five years                                 7,669                  -

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                         1996                     1995

                                           $                        $
NOTE 18     CONTINGENT LIABILITIES
  The details and estimated maximum amounts of contingent liabilities, classified according to the party from whom the contingent liability arises are set out below. The directors are not aware of any circumstance or information which would lead them to believe that these liabilities will crystallise and consequently no provisions are included in the accounts in respect of these matters.

  IN RESPECT OF THE COMPANY
  Bank guarantees have been issued to:
  Argyle Diamond Mines Pty Ltd         168,118
  Hamersley Iron Pty Ltd.               10,653
  These guarantees have been secured
  by personal guarantees by C Davies,
  K Rhodes and S Rhodes                                             -

NOTE 19     CASH FLOW INFORMATION

  (a) RECONCILIATION OF CASH

  For the purposes of the Statement of Cash Flows, cash includes cash on hand and at bank and short term deposits at call, net of outstanding bank overdrafts. Cash as at the end of the financial year as shown in the Statement of Cash Flows is reconciled to the related items in the balance sheet as follows:



  Cash                              1,470,114                  508,513
  Bank overdraft        10           (243,454)                (307,490)
                                    ---------                  --------

  TOTAL CASH                        1,226,660                  201,023
                                    =========                  =======

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

                                             1996               1995

                                               $                  $
  (b) RECONCILIATION OF NET CASH FLOWS FROM OPERATING
      ACTIVITIES TO NET INCOME AFTER INCOME TAX

  Operating profit after income tax          943,154           320,037
  Depreciation                                65,081            33,106
  Gain on sale of equipment                       -             (4,500)
  Increase in future income tax benefit      (33,468)          (14,001)
  Decrease in trade debtors                  482,023          (869,254)
  Increase in inventories                   (252,450)         (805,025)
  Increase in other debtors                   (5,322)           11,826
  Decrease in other non-current assets            -                750
  Increase in prepayments                    (16,248)           (3,994)
  Decrease in trade creditors               (214,368)          530,087
  Decrease in income in advance             (227,246)          283,046
  Increase in provisions                     399,495            16,660
  Increase in provision for deferred tax       7,287                -
                                           ---------          --------
  NET CASH PROVIDED BY
  OPERATING ACTIVITIES                     1,147,938          (501,262)
                                           =========          ========

  (c)   FINANCING FACILITIES Refer note 11

NOTE 20     SEGMENTAL REPORTING

  The company designs, manufactures and installs video surveillance systems and operates predominantly in one geographical segment, Australia.

NOTE 21     RELATED PARTY INFORMATION

  DIRECTORS

  The names of each person holding the position of Director of the company during the financial year are Messrs C P Davies, K R Rhodes, S A Rhodes and S J Bajada.

  Other transactions with the company

  The company has entered into a Management Agreement with Rhodes Davies & Associates Pty Ltd of whom Mr C P Davies, Mr K R Rhodes and Mr S A Rhodes are Directors. Management Fees of $1,016,450 have been paid during the course of the year.

                             MAXPRO SYSTEMS PTY LTD
                   NOTES TO AND FORMING PART OF THE ACCOUNTS
                        FOR THE YEAR ENDED 30 JUNE 1996

Mr S J Bajada a director of the company, is Managing Director of Bajada & Associates Pty Ltd, received fees of $43,630, during the course of the year to provide Corporate Advisory Services.

The company has entered a rental agreement with Rhodes Davies & Associates Pty Ltd of whom Messrs C P Davies, K R Rhodes and S A Rhodes are Directors to rent the premises known as Unit 1, 25 Irvine Drive, Malaga, Western Australia. Rent of $26,290 has been paid during the course of the year.

                             MAXPRO SYSTEMS PTY LTD
                             STATEMENT BY DIRECTORS
                        FOR THE YEAR ENDED 30 JUNE 1996

We, Christopher Paul Davies and Kim Robert Rhodes, being two Directors of the company, hereby state that in the opinion of the Directors:

1.   a)   the financial statements set out on pages 3 to 17, are drawn up so as to give a true and fair view of the results and cash lows for the financial year ended 30 June 1996 and the state of affairs of the company at 30 June 1996;

     b) at the date of this statement there are reasonable grounds to believe that the company will be able to pay its debts as and when they fall due.

2. The financial statements have been made out in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.

SIGNED at PERTH this 7th day of August 1996

Signed in accordance with a Resolution of the Directors




/s/ CHRISTOPHER PAUL DAVIES
- --------------------------------
Christopher Paul Davies




/s/ KIM ROBERT RHODES
- --------------------------------
Kim Robert Rhodes

[GRANT THORNTON LETTERHEAD]


INDEPENDENT AUDIT REPORT
TO THE MEMBERS OF MAXPRO SYSTEMS PTY LTD

SCOPE


We have audited the financial statements of Maxpro Systems Pty Ltd for the financial year ended 30 June 1996 as set out on pages 3 to 18. The company's directors are responsible for the financial statements. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial statements are presented fairly in accordance with Accounting Standards and other mandatory professional reporting requirements (urgent issues group consensus views) and statutory requirements so as to present a view which is consistent with our understanding of the company's financial position, the results of its operations and its cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the financial statements of Maxpro Systems Pty Ltd are properly drawn up:-

a)   so as to give a true and fair view of:

     i) the company's state of affairs as at 30 June 1996 and its profit and cash flows for the financial year ended on that date; and

     ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;

b)   in accordance with the provisions of the Corporations Law; and

c) in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.


/s/ GRANT THORNTON
- --------------------------------
GRANT THORNTON
CHARTERED ACCOUNTANTS


/s/ T G WALLACE
- --------------------------------
T G WALLACE
PARTNER

PERTH, WA
DATED THIS 7TH DAY OF AUGUST 1996.

                         ULTRAK, INC. AND SUBSIDIARIES

                                   SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        ULTRAK, INC.
                                        (Registrant)


Date: August 23, 1996                  By: /s/ TIM D. TORNO
                                          ---------------------
                                          Tim D. Torno
                                          Principal Financial and
                                          Accounting Officer

                               INDEX TO EXHIBITS




Exhibit No.                        Description
- -----------                        -----------
Exhibit 10.1  Stock Purchase Agreement dated August 7, 1996 among Chris
              Davies, Kim Rhodes, Scott Rhodes, Rhodes Davies & Associates
              Pty Ltd. and Ultrak, Inc.

Exhibit 10.2  Shareholders Deed dated August 7, 1996 between Bajada &
              Associates Pty Ltd. and Ultrak, Inc.

Exhibit 10.3  Consultancy Agreement dated August 7, 1996 between Rhodes
              Davies & Associates Pty Ltd., Maxpro Systems Pty Ltd. and Ultrak,
              Inc.